Exhibit 32.1

CERTIFICATIONS

I, Patrick R. Gruber, Chief Executive Officer of Gevo, Inc. (the “Company”), and I, Bradford K. Towne, Chief Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report on Form 10-K of the Company for the year ended December 31, 2018, (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Report.

/s/ Patrick R. Gruber
Patrick R. Gruber Chief Executive Officer (Principal Executive Officer)

Date: March 28, 2019

/s/ Bradford K. Towne
Bradford K. Towne Chief Accounting Officer (Principal Financial Officer)

Date: March 28, 2019

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the U.S. Securities and Exchange Commission or its staff upon request.

This certification accompanies the Report to which it relates, is not deemed filed with the U.S. Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, whether made before or after the date of the Report and irrespective of any general incorporation language contained in such filing.